Exhibit 99.1

LKQ CORPORATION ANNOUNCES RESULTS FOR FIRST QUARTER 2019

•	Revenue growth of 14% to $3.1 billion

•	Organic revenue growth for parts and services of 0.1%; 1.3% on a per day basis

•	Non-cash impairment charges of $52 million including assets held for sale

•	Net income attributable to LKQ stockholders of $98 million (down 36%); adjusted net income of $176 million (up 4%)

•	Diluted EPS attributable to LKQ stockholders of $0.31; adjusted diluted EPS of $0.56

•	Operating cash flow of $177 million (up 22%); free cash flow of $124 million (up 50%)

•	Repurchased 2.6 million shares for $70 million; paid down $60 million of debt

Chicago, IL (April 25, 2019) -- LKQ Corporation (Nasdaq:LKQ) today reported record revenue for the first quarter of 2019 of $3.1 billion, an increase of 14% as compared to $2.7 billion in the first quarter of 2018. For the first quarter, parts and services organic revenue growth was 0.1% and acquisition revenue growth was 18.3%, while the impact of exchange rates was a negative 3.2%, for total parts and services revenue growth of 15.2%. When adjusting for one fewer selling day in the quarter, organic revenue growth for parts and services was 1.3%.
Net income attributable to LKQ stockholders for the first quarter of 2019 was $98 million, a decrease of 36% year-over-year. Diluted earnings per share attributable to LKQ stockholders for the first quarter of 2019 was $0.31 as compared to $0.49 for the same period of 2018, a decrease of 37%. The first quarter 2019 results included non-cash impairment charges (net of tax) of $40 million related to the Company’s equity investment in Mekonomen AB and $12 million for net assets held for sale. These impairment charges reduced diluted earnings per share for the first quarter of 2019 by $0.17. On an adjusted basis net income attributable to LKQ stockholders was $176 million, an increase of 4% as compared to the $170 million for the same period of 2018. On an adjusted basis, diluted earnings per share attributable to LKQ stockholders for the first quarter of 2019 was $0.56, an increase of 2% as compared to $0.55 for the same period of 2018.
Dominick Zarcone, President and Chief Executive Officer of LKQ Corporation, stated, “The business performed in-line with our expectations and we continue to make progress with our key productivity initiatives, despite tough revenue growth comparisons in North America, a challenging macro-economic environment in Europe, and the negative year-over-year impact of scrap and exchange rates. I am particularly pleased with the 90 basis points year-over-year improvement in our North America gross margins, a direct result of our ongoing margin enhancement and pricing initiatives to offset inflationary pressures. Additionally, during the quarter, Euro Car Parts continued to make progress towards optimizing the T2 distribution center, which had a positive impact on year-over-year European organic revenue growth and margins.”

Cash Flow and Balance Sheet
Cash flow from operations totaled $177 million during the first quarter of 2019, up 22%, from a year ago. Free cash flow totaled $124 million, up 50%, year-over-year. The Company paid down $60 million of borrowings on its credit facilities during the quarter, and as of March 31, 2019, LKQ’s balance sheet reflected net debt of $3.9 billion. Net leverage as defined in the credit facility held at 2.9x EBITDA.
During the first quarter of 2019, the Company repurchased approximately 2.6 million shares of its common stock at an average price per share of $26.66, returning approximately $70 million of capital to our stockholders. Since initiating our plan in late October 2018, the Company has repurchased 4.9 million shares for a total of $130 million.
Upon adoption of the new lease accounting standard as of January 1, 2019, the Company added $1.3 billion in operating lease assets and liabilities.
Other Events
During the first quarter of 2019, the Company identified several businesses that it intends to sell over the course of the next year. By disposing of these small, non-core businesses, the Company intends to simplify its operating model and improve margins. At this time, there are no completed transactions to disclose.
Company Outlook
The Company updated its guidance for 2019 to reflect changes to its forecasted U.S. GAAP income figures primarily as a result of the non-cash impairment charges.

	2019 Updated Guidance	2019 Previous Guidance
Organic revenue growth for parts & services	2.0% to 4.0%	2.0% to 4.0%
Net income attributable to LKQ stockholders	$586 million to $625 million	$641 million to $680 million
Adjusted net income attributable to LKQ stockholders*	$732 million to $771 million	$732 million to $771 million
Diluted EPS attributable to LKQ stockholders	$1.87 to $2.00	$2.05 to $2.17
Adjusted diluted EPS attributable to LKQ stockholders*	$2.34 to $2.46	$2.34 to $2.46
Cash flows from operations	$775 million to $850 million	$775 million to $850 million
Capital expenditures	$250 million to $300 million	$250 million to $300 million
*Non-GAAP measures. See the table accompanying this release that reconciles the forecasted U.S. GAAP measures to the forecasted adjusted measures, which are non-GAAP, for further details.
Our guidance for the full year 2019 is based on current conditions (including acquisitions completed through April 25, 2019), and assumes no material disruptions associated with the United Kingdom’s potential exit from the European Union. The guidance for the full year 2019 is based on scrap prices remaining at current levels and exchange rates for our primary currencies holding near current levels. Changes in these conditions may impact our ability to achieve the guidance. Adjusted figures exclude (to the extent applicable) the impact of restructuring and acquisition related expenses; amortization expense related to acquired intangibles; excess tax benefits and deficiencies from stock-based payments; losses on debt extinguishment; impairment charges; and gains and losses related to acquisitions or divestitures (including changes in the fair value of contingent consideration liabilities).

Conference Call Details
LKQ will host a conference call and webcast on April 25, 2019 at 8:00 a.m. Eastern Time (7:00 a.m. Central Time) with members of senior management to discuss the Company's results. To access the investor conference call, please dial (833) 236-5754. International access to the call may be obtained by dialing (647) 689-4182. The investor conference call will require you to enter conference ID: 8094983#.
Webcast and Presentation Details
The audio webcast and accompanying slide presentation can be accessed at (www.lkqcorp.com) in the Investor Relations section.
A replay of the conference call will be available by telephone at (800) 585-8367 or (416) 621-4642 for international calls. The telephone replay will require you to enter conference ID: 8094983#. An online replay of the audio webcast will be available on the Company's website. Both formats of replay will be available through May 9, 2019. Please allow approximately two hours after the live presentation before attempting to access the replay.
About LKQ Corporation
LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles. LKQ has operations in North America, Europe and Taiwan. LKQ offers its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.
Forward Looking Statements
Statements and information in this press release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are made pursuant to the “safe harbor” provisions of such Act.
Forward-looking statements include, but are not limited to, statements regarding our outlook, guidance, expectations, beliefs, hopes, intentions and strategies. These statements are subject to a number of risks, uncertainties, assumptions and other factors including those identified below. All forward-looking statements are based on information available to us at the time the statements are made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
You should not place undue reliance on our forward-looking statements. Actual events or results may differ materially from those expressed or implied in the forward-looking statements. The risks, uncertainties, assumptions and other factors that could cause actual events or results to differ from the events or results predicted or implied by our forward-looking statements include the factors set forth below, and other factors discussed in our filings with the SEC, including those disclosed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2018 and in our subsequent Quarterly Reports on Form 10-Q. These reports are available on our investor relations website at lkqcorp.com and on the SEC website at sec.gov.

These factors include the following (not necessarily in order of importance):

•
changes in economic and political activity in the U.S. and other countries in which we are located or do business, including the U.K. withdrawal from the European Union (also known as Brexit), and the impact of these changes on our businesses, the demand for our products and our ability to obtain financing for operations;

•	increasing competition in the automotive parts industry (including the potential competitive advantage to original equipment manufacturers (“OEMs”) with "connected car" technology);

•	fluctuations in the pricing of new OEM replacement products;

•	changes in the level of acceptance and promotion of alternative automotive parts by insurance companies and vehicle repairers;

•	changes to our business relationships with insurance companies or changes by insurance companies to their business practices relating to the use of our products;

•	our ability to identify sufficient acquisition candidates at reasonable prices to maintain our growth objectives;

•	our ability to integrate, realize expected synergies, and successfully operate acquired companies and any companies acquired in the future, and the risks associated with these companies;

•	the implementation of a border tax or tariff on imports and the negative impact on our business due to the amount of inventory we import;

•	restrictions or prohibitions on selling certain aftermarket products through enforcement by OEMs of intellectual property rights;

•	restrictions or prohibitions on importing certain aftermarket products by border enforcement agencies based on, among other things, intellectual property infringement claims;

•	variations in the number of vehicles manufactured and sold, vehicle accident rates, miles driven, and the age profile of vehicles in accidents;

•	the increase of accident avoidance systems being installed in vehicles;

•	the potential loss of sales of certain mechanical parts due to the rise of electric vehicle sales;

•	fluctuations in the prices of fuel, scrap metal and other commodities;

•	changes in laws or regulations affecting our business;

•	higher costs and the resulting potential inability to service our customers to the extent that our suppliers decide to discontinue business relationships with us;

•	price increases, interruptions or disruptions to the supply of vehicle parts from aftermarket suppliers and vehicles from salvage auctions;

•	changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•	the risks associated with operating in foreign jurisdictions, including foreign laws and economic and political instabilities;

•	declines in the values of our assets;

•	additional unionization efforts, new collective bargaining agreements, and work stoppages;

•	our ability to develop and implement the operational and financial systems needed to manage our operations;

•	interruptions, outages or breaches of our operational systems, security systems, or infrastructure as a result of attacks on, or malfunctions of, our systems;

•	costs of complying with laws relating to the security of personal information;

•	product liability claims by the end users of our products or claims by other parties who we have promised to indemnify for product liability matters;

•	costs associated with recalls of the products we sell;

•	potential losses of our right to operate at key locations if we are not able to negotiate lease renewals;

•	inaccuracies in the data relating to our industry published by independent sources upon which we rely;

•	currency fluctuations in the U.S. dollar, pound sterling and euro versus other currencies;

•	our ability to obtain financing on acceptable terms to finance our growth;

•	our ability to satisfy our debt obligations and to operate within the limitations imposed by financing arrangements;

•	changes to applicable U.S. and foreign tax laws, changes to interpretations of tax laws, and changes in our mix of earnings among the jurisdictions in which we operate; and

•	disruptions to the management and operations of our business and the uncertainties caused by activist investors.

Contact:
Joseph P. Boutross
Vice President, Investor Relations
LKQ Corporation
(312) 621-2793
jpboutross@lkqcorp.com

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated
Statements of Income, with Supplementary Data
(In thousands, except per share data)

	Three Months Ended March 31,
	2019		2018
		% of Revenue (1)		% of Revenue (1)	$ Change	% Change
Revenue	$3,100,303	100.0%	$2,720,764	100.0%	$379,539	13.9%
Cost of goods sold	1,892,039	61.0%	1,666,793	61.3%	225,246	13.5%
Gross margin	1,208,264	39.0%	1,053,971	38.7%	154,293	14.6%
Selling, general and administrative expenses	896,532	28.9%	766,891	28.2%	129,641	16.9%
Restructuring and acquisition related expenses	3,307	0.1%	4,054	0.1%	(747)	(18.4%)
Impairment of net assets held for sale	15,023	0.5%	—	0.0%	15,023	n/m
Depreciation and amortization	71,002	2.3%	56,458	2.1%	14,544	25.8%
Operating income	222,400	7.2%	226,568	8.3%	(4,168)	(1.8%)
Other expense (income):
Interest expense, net of interest income	36,089	1.2%	28,515	1.0%	7,574	26.6%
Other income, net	(3,851)	(0.1%)	(2,882)	(0.1%)	(969)	33.6%
Total other expense, net	32,238	1.0%	25,633	0.9%	6,605	25.8%
Income before provision for income taxes	190,162	6.1%	200,935	7.4%	(10,773)	(5.4%)
Provision for income taxes	51,550	1.7%	49,584	1.8%	1,966	4.0%
Equity in (losses) earnings of unconsolidated subsidiaries	(39,549)	(1.3%)	1,412	0.1%	(40,961)	n/m
Net income	99,063	3.2%	152,763	5.6%	(53,700)	(35.2%)
Less: net income (loss) attributable to noncontrolling interest	1,015	0.0%	(197)	(0.0%)	1,212	n/m
Net income attributable to LKQ stockholders	$98,048	3.2%	$152,960	5.6%	$(54,912)	(35.9%)

Basic earnings per share: (2)
Net income	$0.31		$0.49		$(0.18)	(36.7%)
Less: net income (loss) attributable to noncontrolling interest	0.00		(0.00)		0.00	n/m
Net income attributable to LKQ stockholders	$0.31		$0.49		$(0.18)	(36.7%)

Diluted earnings per share: (2)
Net income	$0.31		$0.49		$(0.18)	(36.7%)
Less: net income (loss) attributable to noncontrolling interest	0.00		(0.00)		0.00	n/m
Net income attributable to LKQ stockholders	$0.31		$0.49		$(0.18)	(36.7%)

Weighted average common shares outstanding:
Basic	315,046		309,517		5,529	1.8%
Diluted	316,018		311,347		4,671	1.5%

(1) The sum of the individual percentage of revenue components may not equal the total due to rounding.
(2) The sum of the individual earnings per share amounts may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	March 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$316,066	$331,761
Receivables, net	1,353,491	1,154,083
Inventories	2,692,006	2,836,075
Prepaid expenses and other current assets	283,207	199,030
Total current assets	4,644,770	4,520,949
Property, plant and equipment, net	1,206,342	1,220,162
Operating lease assets, net	1,279,576	—
Intangible assets:
Goodwill	4,354,306	4,381,458
Other intangibles, net	889,609	928,752
Equity method investments	134,234	179,169
Other assets	157,073	162,912
Total assets	$12,665,910	$11,393,402
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$952,688	$942,398
Accrued expenses:
Accrued payroll-related liabilities	143,026	172,005
Other accrued expenses	317,826	288,425
Refund liability	105,435	104,585
Other current liabilities	100,058	61,109
Current portion of operating lease obligations	216,172	—
Current portion of long-term obligations	136,283	121,826
Total current liabilities	1,971,488	1,690,348
Long-term operating lease liabilities, excluding current portion	1,109,814	—
Long-term obligations, excluding current portion	4,092,766	4,188,674
Deferred income taxes	305,770	311,434
Other noncurrent liabilities	329,298	364,194
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 318,888,569 shares issued and 313,973,538 shares outstanding at March 31, 2019; 318,417,821 shares issued and 316,146,114 outstanding at December 31, 2018	3,189	3,184
Additional paid-in capital	1,420,685	1,415,188
Retained earnings	3,696,924	3,598,876
Accumulated other comprehensive loss	(190,854)	(174,950)
Treasury stock, at cost; 4,915,031 shares at March 31, 2019 and 2,271,707 shares at December 31, 2018	(130,462)	(60,000)
Total Company stockholders’ equity	4,799,482	4,782,298
Noncontrolling interest	57,292	56,454
Total stockholders’ equity	4,856,774	4,838,752
Total liabilities and stockholders’ equity	$12,665,910	$11,393,402

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended
	March 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$99,063	$152,763
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	76,207	61,066
Impairment of Mekonomen equity method investment	39,551	—
Impairment of net assets held for sale	15,023	—
Stock-based compensation expense	5,673	5,982
Other	(310)	(3,134)
Changes in operating assets and liabilities, net of effects from acquisitions and dispositions:
Receivables, net	(205,029)	(130,520)
Inventories	71,811	5,016
Prepaid income taxes/income taxes payable	42,917	37,362
Accounts payable	23,291	23,924
Other operating assets and liabilities	9,028	(7,296)
Net cash provided by operating activities	177,225	145,163
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(53,016)	(62,189)
Acquisitions, net of cash acquired	(4,785)	(2,966)
Other investing activities, net	17	534
Net cash used in investing activities	(57,784)	(64,621)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	1,334	2,255
Taxes paid related to net share settlements of stock-based compensation awards	(1,505)	(3,292)
Purchase of treasury stock	(70,462)	—
Borrowings under revolving credit facilities	284,641	201,669
Repayments under revolving credit facilities	(312,339)	(321,525)
Repayments under term loans	(2,188)	(4,405)
Borrowings under receivables securitization facility	6,600	—
Repayments under receivables securitization facility	(36,910)	—
(Repayments) borrowings of other debt, net	(625)	4,409
Other financing activities, net	(1,277)	3,383
Net cash used in financing activities	(132,731)	(117,506)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,513)	2,877
Net decrease in cash, cash equivalents and restricted cash	(15,803)	(34,087)
Cash, cash equivalents and restricted cash, beginning of period	337,250	279,766
Cash, cash equivalents and restricted cash, end of period	$321,447	$245,679

The following unaudited tables compare certain third party revenue categories:

	Three Months Ended
	March 31,
	2019	2018	$ Change	% Change
	(In thousands)
Included in Unaudited Condensed Consolidated
Statements of Income of LKQ Corporation
North America	$1,155,698	$1,172,585	$(16,887)	(1.4%)
Europe	1,440,841	1,037,046	403,795	38.9%
Specialty	352,556	350,674	1,882	0.5%
Parts and services	2,949,095	2,560,305	388,790	15.2%
Other	151,208	160,459	(9,251)	(5.8%)
Total	$3,100,303	$2,720,764	$379,539	13.9%

Revenue changes by category for the three months ended March 31, 2019 vs. 2018:

	Revenue Change Attributable to:
	Organic	Acquisition	Foreign Exchange	Total Change (1)
North America	(1.4%)	0.3%	(0.4%)	(1.4%)
Europe	1.3%	44.9%	(7.3%)	38.9%
Specialty	1.0%	—%	(0.4%)	0.5%
Parts and services	0.1%	18.3%	(3.2%)	15.2%
Other	(6.4%)	1.0%	(0.3%)	(5.8%)
Total	(0.3%)	17.3%	(3.0%)	13.9%

(1) The sum of the individual revenue change components may not equal the total percentage change due to rounding.

The following unaudited table reconciles consolidated revenue growth for parts & services to constant currency revenue growth for the same measure:

	Three Months Ended
	March 31, 2019
	Consolidated	Europe
Parts & Services
Revenue growth as reported	15.2%	38.9%
Less: Currency impact	(3.2%)	(7.3%)
Revenue growth at constant currency	18.4%	46.2%

We have presented the growth of our revenue on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP financial measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency revenue information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance, as this statistic removes the translation impact of exchange rate fluctuations, which are outside of our control and do not reflect our operational performance. Constant currency revenue results are calculated by translating prior year revenue in local currency using the current year's currency conversion rate. This non-GAAP financial measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP. Our use of this term may vary from the use of similarly-titled measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. In addition, not all companies that report revenue growth on a constant currency basis calculate such measure in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table compares revenue and Segment EBITDA by reportable segment:

	Three Months Ended
	March 31,
	2019		2018
(In thousands)		% of Revenue		% of Revenue
Revenue
North America	$1,302,309		$1,329,843
Europe	1,445,541		1,040,430
Specialty	353,737		351,792
Eliminations	(1,284)		(1,301)
Total revenue	$3,100,303		$2,720,764
Segment EBITDA
North America	$176,636	13.6%	$177,713	13.4%
Europe	105,298	7.3%	75,534	7.3%
Specialty	37,959	10.7%	41,969	11.9%
Total Segment EBITDA	$319,893	10.3%	$295,216	10.9%

We have presented Segment EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our segment profit and loss. We calculate Segment EBITDA as EBITDA excluding restructuring and acquisition related expenses, change in fair value of contingent consideration liabilities, other gains and losses related to acquisitions, equity method investments, or divestitures, equity in losses and earnings of unconsolidated subsidiaries and impairment charges. EBITDA, which is the basis for Segment EBITDA, is calculated as net income, less net income (loss) attributable to noncontrolling interest, excluding depreciation, amortization, interest and income tax expense. Our chief operating decision maker, who is our Chief Executive Officer, uses Segment EBITDA as the key measure of our segment profit or loss. We use Segment EBITDA to compare profitability among our segments and evaluate business strategies. This financial measure is included in the metrics used to determine incentive compensation for our senior management. We also consider Segment EBITDA to be a useful financial measure in evaluating our operating performance, as it provides investors, securities analysts and other interested parties with supplemental information regarding the underlying trends in our ongoing operations. Segment EBITDA includes revenue and expenses that are controllable by the segment. Corporate and administrative expenses are allocated to the segments based on usage, with shared expenses apportioned based on the segment's percentage of consolidated revenue. Refer to the table on the following page for a reconciliation of net income to EBITDA and Segment EBITDA.

The following unaudited table reconciles Net Income to EBITDA and Segment EBITDA:

	Three Months Ended
	March 31,
	2019	2018
(In thousands)
Net income	$99,063	$152,763
Less: net income (loss) attributable to noncontrolling interest	1,015	(197)
Net income attributable to LKQ stockholders	98,048	152,960
Add:
Depreciation and amortization	71,002	56,458
Depreciation and amortization - cost of goods sold	5,205	4,608
Interest expense, net of interest income	36,089	28,515
Provision for income taxes	51,550	49,584
Earnings before interest, taxes, depreciation and amortization (EBITDA)	261,894	292,125
Subtract:
Equity in (losses) earnings of unconsolidated subsidiaries	(39,549)	1,412
Add:
Restructuring and acquisition related expenses	3,307	4,054
Inventory step-up adjustment - acquisition related	—	403
Impairment of net assets held for sale	15,023	—
Change in fair value of contingent consideration liabilities	120	46
Segment EBITDA	$319,893	$295,216

Net income attributable to LKQ stockholders as a percentage of revenue	3.2%	5.6%

EBITDA as a percentage of revenue	8.4%	10.7%

Segment EBITDA as a percentage of revenue	10.3%	10.9%

We have presented EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our operating performance and the value of our business. We calculate EBITDA as net income, less net income (loss) attributable to noncontrolling interest, excluding depreciation, amortization, interest and income tax expense. EBITDA provides insight into our profitability trends and allows management and investors to analyze our operating results with the impact of noncontrolling interest and without the impact of depreciation, amortization, interest and income tax expense. We believe EBITDA is used by investors, securities analysts and other interested parties in evaluating the operating performance and the value of other companies, many of which present EBITDA when reporting their results.

We have presented Segment EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our segment profit and loss and underlying trends in our ongoing operations. We calculate Segment EBITDA as EBITDA excluding restructuring and acquisition related expenses, change in fair value of contingent consideration liabilities, other gains and losses related to acquisitions, equity method investments, or divestitures, equity in losses and earnings of unconsolidated subsidiaries and impairment charges. Our chief operating decision maker, who is our Chief Executive Officer, uses Segment EBITDA as the key measure of our segment profit or loss. We use Segment EBITDA to compare profitability among our segments and evaluate business strategies. This financial measure is included in the metrics used to determine incentive compensation for our senior management. Segment EBITDA includes revenue and expenses that are controllable by the segment. Corporate and administrative expenses are allocated to the segments based on usage, with shared expenses apportioned based on the segment's percentage of consolidated revenue.

EBITDA and Segment EBITDA should not be construed as alternatives to operating income, net income or net cash provided by operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report EBITDA or Segment EBITDA information calculate EBITDA or Segment EBITDA in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table reconciles Net Income and Diluted Earnings per Share to Adjusted Net Income Attributable to LKQ Stockholders and Adjusted Diluted Earnings per Share Attributable to LKQ Stockholders, respectively:

	Three Months Ended
	March 31,
	2019	2018
(In thousands, except per share data)
Net income	$99,063	$152,763
Less: net income (loss) attributable to noncontrolling interest	1,015	(197)
Net income attributable to LKQ stockholders	98,048	152,960
Subtract:
Amortization of acquired intangibles	31,912	22,262
Restructuring and acquisition related expenses	3,307	4,054
Inventory step-up adjustment - acquisition related	—	403
Change in fair value of contingent consideration liabilities	120	46
Impairment of net assets held for sale	15,023	—
Impairment of Mekonomen equity method investment	39,551	—
Excess tax benefit from stock-based payments	(104)	(2,641)
Tax effect of adjustments	(11,729)	(6,959)
Adjusted net income attributable to LKQ stockholders	$176,128	$170,125

Weighted average diluted common shares outstanding	316,018	311,347

Diluted earnings per share attributable to LKQ stockholders:
Reported	$0.31	$0.49

Adjusted	$0.56	$0.55

We have presented Adjusted Net Income and Adjusted Diluted Earnings per Share Attributable to LKQ Stockholders as we believe these measures are useful for evaluating the core operating performance of our continuing business across reporting periods and in analyzing our historical operating results. We define Adjusted Net Income and Adjusted Diluted Earnings per Share Attributable to LKQ Stockholders as Net Income and Diluted Earnings per Share adjusted to eliminate the impact of noncontrolling interest, restructuring and acquisition related expenses, amortization expense related to acquired intangibles, the change in fair value of contingent consideration liabilities, other gains and losses related to acquisitions, equity method investments, or divestitures, impairment charges, excess tax benefits and deficiencies from stock-based payments and any tax effect of these adjustments. The tax effect of these adjustments is calculated using the effective tax rate for the applicable period or for certain discrete items the specific tax expense or benefit for the adjustment. Given the variability and volatility of the amount and frequency of costs related to acquisitions, management believes that these costs are not normal operating expenses and should be adjusted in our calculation of Adjusted Net Income Attributable to LKQ Stockholders. These financial measures are used by management in its decision making and overall evaluation of our operating performance and are included in the metrics used to determine incentive compensation for our senior management. Adjusted Net Income and Adjusted Diluted Earnings per Share Attributable to LKQ Stockholders should not be construed as alternatives to Net Income or Diluted Earnings per Share as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report measures similar to Adjusted Net Income and Adjusted Diluted Earnings per Share Attributable to LKQ Stockholders calculate such measures in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table reconciles Forecasted Net Income and Diluted Earnings per Share Attributable to LKQ Stockholders to Forecasted Adjusted Net Income Attributable to LKQ Stockholders and Adjusted Diluted Earnings per Share Attributable to LKQ Stockholders, respectively:

	Forecasted
	Fiscal Year 2019
	Minimum Guidance	Maximum Guidance
(In millions, except per share data)
Net income attributable to LKQ stockholders	$586	$625
Adjustments:
Amortization of acquired intangibles	125	125
Restructuring and acquisition related expenses	3	3
Impairment of net assets held for sale	15	15
Impairment of Mekonomen equity method investment	40	40
Other	0	0
Tax effect of adjustments	(37)	(37)
Adjusted net income attributable to LKQ stockholders	$732	$771

Weighted average diluted common shares outstanding	313	313

Diluted earnings per share attributable to LKQ stockholders:
U.S. GAAP	$1.87	$2.00
Non-GAAP (Adjusted)	$2.34	$2.46

We have presented forecasted Adjusted Net Income and forecasted Adjusted Diluted Earnings per Share Attributable to LKQ Stockholders in our financial guidance. Refer to the discussion of Adjusted Net Income and Adjusted Diluted Earnings per Share Attributable to LKQ Stockholders for details on the calculation of these non-GAAP financial measures. In the calculation of forecasted Adjusted Net Income and forecasted Adjusted Diluted Earnings per Share Attributable to LKQ Stockholders, we included estimates of income attributable to LKQ stockholders, amortization of acquired intangibles for the full fiscal year 2019 and the related tax effect; we included for all other components the amounts incurred through March 31, 2019.

The following unaudited table reconciles Net Cash Provided by Operating Activities to Free Cash Flow:

	Three Months Ended
	March 31,
	2019	2018
(In thousands)
Net cash provided by operating activities	$177,225	$145,163
Less: purchases of property, plant and equipment	53,016	62,189
Free cash flow	$124,209	$82,974

We have presented free cash flow solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our liquidity. We calculate free cash flow as net cash provided by operating activities, less purchases of property, plant and equipment. Free cash flow provides insight into our liquidity and provides useful information to management and investors concerning our cash flow available to meet future debt service obligations and working capital requirements, make strategic acquisitions and repurchase stock. We believe free cash flow is used by investors, securities analysts and other interested parties in evaluating the liquidity of other companies, many of which present free cash flow when reporting their results. This financial measure is included in the metrics used to determine incentive compensation for our senior management. Free cash flow should not be construed as an alternative to net cash provided by operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report free cash flow information calculate free cash flow in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly named measures of other companies and may not be an appropriate measure for liquidity relative to other companies.